Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 6, 2026) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $2,188 as of December 31, 2025, an increase of 18% for the fourth quarter of 2025 and 25% for the year ended December 31, 2025, including dividends.

Liam Caffrey, CEO, commented, “We had an excellent year, with BVPS growth of 18% in the quarter and 25% for the year. The largest contributor in both periods was the net gain from our sale of Bamboo, which added roughly $320 to BVPS in 2025. We also benefitted from solid results at our operating companies and good investment returns. For the year, Ark produced an 83% combined ratio and $2.6 billion of gross written premiums, up 16%. HG Global generated $61 million of gross written premiums, driven by a record year at BAM. Kudu produced a 13% return on equity and grew the fair value of its portfolio of participation contracts by 8% on a same store basis. Distinguished is off to a solid start under our ownership, generating managed premiums of $145 million in the quarter across both its scaled and growth programs. MediaAlpha’s share price was up 14% in the quarter and 15% for the year. Excluding MediaAlpha, our investment portfolio returned 2.0% in the quarter and 8.9% for the year. During the quarter, we repurchased roughly $190 million of shares, inclusive of our self-tender offer. Including the distribution from WM Outrigger Re received in January, undeployed capital stands at roughly $1.0 billion.”

Comprehensive income (loss) attributable to common shareholders was $837 million and $1,109 million in the fourth quarter and year ended December 31, 2025 compared to $(131) million and $230 million in the fourth quarter and year ended December 31, 2024. For the year ended December 31, 2025, White Mountains recognized a net gain of $816 million from the Bamboo transaction, which includes the impact of parent company compensation costs recorded in general and administrative expenses. White Mountains also recognized a net deferred tax expense of $73 million in the fourth quarter of 2025 from the reversal of the deferred tax asset related to the Bermuda economic transition adjustment, of which $51 million was recorded at Ark and $22 million was recorded at HG Global. Due to the enactment of Pillar II legislation by Luxembourg in December 2025, White Mountains no longer expects to utilize the benefit of the economic transition adjustment. Results in the fourth quarter and year ended December 31, 2025 also included $28 million and $30 million of unrealized investment gains from White Mountains’s investment in MediaAlpha compared to $(122) million and $38 million of net realized and unrealized investment gains (losses) in the fourth quarter and year ended December 31, 2024.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 77% and 81% in the fourth quarter and year ended December 31, 2025 compared to 77% and 82% in the fourth quarter and year ended December 31, 2024. Ark/WM Outrigger reported gross written premiums of $268 million and $2,557 million, net written premiums of $218 million and $1,812 million and net earned premiums of $433 million and $1,697 million in the fourth quarter and year ended December 31, 2025 compared to gross written premiums of $264 million and $2,207 million, net written premiums of $239 million and $1,679 million and net earned premiums of $415 million and $1,588 million in the fourth quarter and year ended December 31, 2024.

Ark’s combined ratio was 79% and 83% in the fourth quarter and year ended December 31, 2025 compared to 77% and 83% in the fourth quarter and year ended December 31, 2024. Ark’s combined ratio in the fourth quarter of 2025 included 10 points of catastrophe losses, driven primarily by Hurricane Melissa. Ark’s combined ratio in the year ended December 31, 2025 included eight points of catastrophe losses, driven primarily by Hurricane Melissa and losses related to the January 2025 California wildfires. This compares to 27 points of catastrophe losses in the fourth quarter of 2024, driven primarily by Hurricanes Milton and Helene, and 13 points of catastrophe losses in the year ended December 31, 2024, driven primarily by Hurricanes Milton, Helene, Debby and Beryl. Ark’s combined ratio included 10 points and seven points of net favorable prior year development in the fourth quarter and year ended December 31, 2025, driven primarily by property and specialty lines of business. This included 11 points and six points of unfavorable development in the fourth quarter and year ended December 31, 2025 related to aviation losses from the conflict in Ukraine and Russia. This compares to seven points and four points of net favorable prior year development in the fourth quarter and year ended December 31, 2024, driven primarily by property and specialty lines of business.

Ark reported gross written premiums of $268 million and $2,557 million, net written premiums of $218 million and $1,727 million and net earned premiums of $411 million and $1,613 million in the fourth quarter and year ended December 31, 2025 compared to gross written premiums of $264 million and $2,207 million, net written premiums of $234 million and $1,593 million and net earned premiums of $389 million and $1,500 million in the fourth quarter and year ended December 31, 2024.

Ark reported pre-tax income of $25 million and $265 million in the fourth quarter and year ended December 31, 2025 compared to $51 million and $253 million in the fourth quarter and year ended December 31, 2024. Ark’s results included net realized and unrealized investment gains of $26 million and $125 million in the fourth quarter and year ended December 31, 2025 compared to $(34) million and $50 million in the fourth quarter and year ended December 31, 2024. Ark’s results also included $99 million and $173 million of expense related to the increase in fair value of White Mountains’s contingent consideration liability in the fourth quarter and year ended December 31, 2025 compared to $14 million and $61 million in the fourth quarter and year ended December 31, 2024. The increase in the contingent consideration liability was driven primarily by strong growth in Ark’s tangible book value in the year.

Ark’s results in the fourth quarter and year ended December 31, 2025 also included the reversal of the $51 million deferred tax asset associated with the Bermuda economic transition adjustment.

Ian Beaton, CEO of Ark, said, “Ark had a good quarter and year, producing combined ratios of 79% and 83%, respectively. Full year gross written premiums reached $2.6 billion, up 16% year-over-year, aided by new underwriting teams and products. In November, A.M. Best affirmed Ark’s ‘A/stable’ financial strength rating and upgraded its issuer credit rating to “a+/stable”. Although the overall rate environment is softening, we continue to see opportunities to generate strong returns in 2026.”

WM Outrigger Re’s combined ratio was 41% and 57% in the fourth quarter and year ended December 31, 2025 compared to 86% and 60% in the fourth quarter and year ended December 31, 2024. Catastrophe losses in the year ended December 31, 2025 included $19 million of losses related to the California wildfires (net of reinstatement premiums). WM Outrigger Re reported gross written premiums of $1 million and $84 million and net earned premiums of $22 million and $85 million in the fourth quarter and year ended December 31, 2025 compared to gross written premiums of $5 million and $87 million and net earned premiums of $25 million and $88 million in the fourth quarter and year ended December 31, 2024.

WM Outrigger Re reported pre-tax income of $15 million in the fourth quarter of 2025, all of which was attributable to the 2025 underwriting year. WM Outrigger Re reported pre-tax income of $6 million in the fourth quarter of 2024, of which $2 million was attributable to the 2024 underwriting year and $4 million was attributable to the 2023 underwriting year. WM Outrigger Re reported pre-tax income (loss) of $45 million in the year ended December 31, 2025, of which $55 million was attributable to the 2025 underwriting year and $(10) million was attributable to the 2024 underwriting year. WM Outrigger Re reported pre-tax income of $46 million in the year ended December 31, 2024, of which pre-tax income of $38 million was attributable to the 2024 underwriting year and $8 million was attributable to the 2023 underwriting year During the fourth quarter of 2025, Ark renewed Outrigger Re Ltd. for the 2026 underwriting year with $70 million of capital. The capital was provided entirely by third-party investors excluding White Mountains.

Through December 31, 2025, WM Outrigger Re has generated pre-tax income of $55 million from the 2025 underwriting year, $29 million from the 2024 underwriting year and $76 million from the 2023 underwriting year.

HG Global

HG Global reported gross written premiums of $20 million and $61 million and earned premiums of $8 million and $31 million in the fourth quarter and year ended December 31, 2025 compared to gross written premiums of $18 million and $52 million and earned premiums of $7 million and $29 million in the fourth quarter and year ended December 31, 2024. HG Global’s total par value of policies assumed was $962 million and $3,170 million in the fourth quarter and year ended December 31, 2025 compared to $940 million and $2,952 million in the fourth quarter and year ended December 31, 2024. HG Global’s total gross pricing was 204 and 194 basis points in the fourth quarter and year ended December 31, 2025 compared to 190 and 177 basis points in the fourth quarter and year ended December 31, 2024.

HG Global reported pre-tax income (loss) of $(19) million and $45 million in the fourth quarter and year ended December 31, 2025 compared to $(20) million and $(66) million in the fourth quarter and year ended December 31, 2024. HG Global’s results included net realized and unrealized investment gains (losses) of $3 million and $23 million in the fourth quarter and year ended December 31, 2025 compared to $(20) million and $(6) million in the fourth quarter and year ended December 31, 2024, driven by movements in interest rates.

HG Global’s results in the fourth quarter and year ended December 31, 2025 included a $38 million decline in the fair value of the BAM surplus notes, which was driven by changes in key inputs used in the discounted cash flow analysis. HG Global’s results in the fourth quarter and year ended December 31, 2024 included an increase (decrease) of $(15) million and $1 million in the fair value of the BAM surplus notes, which was driven by the movement in market interest rates. In addition, HG Global’s results in the year ended December 31, 2024 included the $115 million unrealized loss on deconsolidation of BAM.

The fair value of the BAM surplus notes was $339 million as of December 31, 2025 compared to $396 million as of September 30, 2025. The decline was driven by the $38 million decrease in fair value and a $27 million cash payment of principal and interest, partially offset by approximately $7 million of accrued interest.

HG Global’s results in the fourth quarter and year ended December 31, 2025 also included the reversal of the $22 million deferred tax asset associated with the Bermuda economic transition adjustment.

Kevin Pearson, President of HG Global, said, “HG Global recorded a strong quarter to close out the year, with gross written premiums increasing 10% during the quarter. For the year, par assumed grew 7% to $3,170 million, while gross written premium assumed grew 17% to $61 million, both record levels driven by strong activity in the primary and secondary markets. Municipal market issuance is expected to remain strong in 2026.”

We encourage you to read BAM’s fourth quarter statutory financial statements and operating supplement, which will be available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-financial-information/.

Kudu

Kudu reported total revenues of $45 million, pre-tax income of $32 million and adjusted EBITDA of $18 million in the fourth quarter of 2025 compared to total revenues of $(9) million, pre-tax loss of $(20) million and adjusted EBITDA of $14 million in the fourth quarter of 2024. Total revenues, pre-tax income (loss) and adjusted EBITDA included $22 million of net investment income in the fourth quarter of 2025 compared to $17 million in the fourth quarter of 2024. Total revenues and pre-tax income (loss) also included $23 million of net realized and unrealized investment gains (losses) in the fourth quarter of 2025 compared to $(26) million in the fourth quarter of 2024. Return on equity was 13% for the year ended December 31, 2025, up from 9% for the trailing 12 months ended September 30, 2025 due to higher net realized and unrealized investment gains.

Kudu reported total revenues of $183 million, pre-tax income of $140 million and adjusted EBITDA of $65 million in the year ended December 31, 2025 compared to total revenues of $119 million, pre-tax income of $81 million and adjusted EBITDA of $55 million in the year ended December 31, 2024. Total revenues, pre-tax income and adjusted EBITDA included $79 million of net investment income in the year ended December 31, 2025 compared to $67 million in the year ended December 31, 2024. Total revenues and pre-tax income also included $104 million of net realized and unrealized investment gains in the year ended December 31, 2025 compared to $51 million in the year ended December 31, 2024. The increase in net realized and unrealized investment gains was driven primarily by growth in assets under management across several participation contracts.

Rob Jakacki, CEO of Kudu, said, “Kudu had a good fourth quarter. Our investment in Apera was monetized at an attractive valuation, and we deployed capital into one new participation contract. Our portfolio grew to $1.3 billion and produced annualized adjusted EBITDA of $70 million. As we look ahead to 2026, we remain focused on pursuing high‑quality opportunities and positioning the portfolio for sustained, disciplined growth in the years to come.”

Bamboo

On December 5, 2025, White Mountains completed the sale of Bamboo to CVC Capital Partners for net cash proceeds at closing of $848 million. White Mountains retained a 15% fully-diluted/fully-converted equity interest valued at $250 million as of December 31, 2025, which is reported in other long-term investments within Other Operations.

Bamboo reported commission and fee revenues of $44 million and pre-tax income of $3 million in the period from October 1, 2025 through December 5, 2025, the date of sale, while Bamboo reported commission and fee revenues of $37 million and pre-tax income of $10 million in the fourth quarter of 2024. Bamboo reported MGA pre-tax income of $1 million and MGA adjusted EBITDA of $18 million in the period from October 1, 2025 through December 5, 2025, while Bamboo reported MGA pre-tax income of $11 million and MGA adjusted EBITDA of $16 million in the fourth quarter of 2024. Managed premiums, which represent the total premiums placed by Bamboo, were $147 million in the period from October 1, 2025 through December 5, 2025 and $127 million in the fourth quarter of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

Bamboo reported commission and fee revenues of $211 million and pre-tax income of $40 million in the period from January 1, 2025 through December 5, 2025, while Bamboo reported commission and fee revenues of $135 million and pre-tax income of $33 million in the year ended December 31, 2024. Bamboo reported MGA pre-tax income of $41 million and MGA adjusted EBITDA of $91 million in the period from January 1, 2025 through December 5, 2025, while Bamboo reported MGA pre-tax income of $32 million and MGA adjusted EBITDA of $53 million in the year ended December 31, 2024. Managed premiums were $705 million in the period from January 1, 2025 through December 5, 2025 and $484 million in the year ended December 31, 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

John Chu, CEO of Bamboo, said, “Bamboo delivered a strong quarter, achieving new highs for premiums and profitability. For the full year, managed premiums were $766 million, up 58%, and MGA adjusted EBITDA was $106 million, up 2x year-over-year. We are proud of the value we delivered to owners through our sale, and we look forward to our continued partnership with White Mountains alongside CVC as we embark on the next phase of Bamboo’s growth journey.”

Distinguished

For the fourth quarter of 2025 and the period from September 2, 2025, the date of acquisition, to December 31, 2025, Distinguished reported managed premiums of $145 million and $188 million, commission and fee revenues of $43 million and $57 million, pre-tax loss of $14 million and $17 million, and ScaleCo adjusted EBITDA of $9 million in both periods.

Jason Rotman, President of Distinguished, said “Distinguished had a productive fourth quarter. Our market-leading Umbrella program is well-positioned to support clients in a challenging market, our newer programs are performing well, and we have launched or are set to launch four additional growth programs backed by strong carrier partners.”

MediaAlpha

As of December 31, 2025, White Mountains owned 17.9 million shares of MediaAlpha, representing a 27% basic ownership interest based on the number of shares outstanding in MediaAlpha’s Report on Form 10-Q dated October 29, 2025. As of December 31, 2025, MediaAlpha’s share price was $12.95 per share, which increased from $11.38 per share as of September 30, 2025. The carrying value of White Mountains’s investment in MediaAlpha was $231 million as of December 31, 2025 compared to $203 million as of September 30, 2025. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s fourth quarter earnings release and related shareholder letter, which will be available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $858 million and $810 million in the fourth quarter and year ended December 31, 2025 compared to $(148) million and $9 million in the fourth quarter and year ended December 31, 2024. Results in the fourth quarter and year ended December 31, 2025 were driven primarily by the sale of Bamboo. For the year ended December 31, 2025, White Mountains recognized a net gain of $816 million from the Bamboo transaction, which includes the impact of parent company compensation costs recorded in general and administrative expenses. Unrealized investment gains from White Mountains’s investment in MediaAlpha were $28 million and $30 million in the fourth quarter and year ended December 31, 2025 compared to net realized and unrealized investment gains of $(122) million and $38 million in the fourth quarter and year ended December 31, 2024. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $31 million and $80 million in the fourth quarter and year ended December 31, 2025 compared to $(3) million and $57 million in the fourth quarter and year ended December 31, 2024. Net investment income was $8 million and $32 million in the fourth quarter and year ended December 31, 2025 compared to $8 million and $36 million in the fourth quarter and year ended December 31, 2024.

White Mountains’s Other Operations reported other revenues of $61 million and $201 million in the fourth quarter and year ended December 31, 2025 compared to $13 million and $57 million in the fourth quarter and year ended December 31, 2024. White Mountains’s Other Operations reported cost of sales of $47 million and $152 million in the fourth quarter and year ended December 31, 2025 compared to $7 million and $30 million in the fourth quarter and year ended December 31, 2024. The increases in other revenues and cost of sales were driven primarily by the consolidation of Enterprise Solutions by WTM Partners in the second quarter of 2025.

White Mountains’s Other Operations reported general and administrative expenses of $75 million and $237 million in the fourth quarter and year ended December 31, 2025 compared to $43 million and $170 million in the fourth quarter and year ended December 31, 2024. The increases in general and administrative expenses were driven primarily by higher incentive compensation, largely in connection with the Bamboo sale, and the consolidation of Enterprise Solutions. For the year ended December 31, 2025, the increase in general and administrative expenses also included higher transaction costs.

In the fourth quarter and year ended December 31, 2025, White Mountains’s Other Operations reported pre-tax income (loss) of $1 million and $(5) million related to the Bamboo CRV. The results of the Bamboo CRV for the year ended December 31, 2025 included $12 million of losses related to the January 2025 California wildfires. In the fourth quarter and year ended December 31, 2024, White Mountains’s Other Operations reported pre-tax income of $4 million and $9 million related to the Bamboo CRV.

Share Repurchases
In the fourth quarter of 2025, White Mountains repurchased and retired 95,484 of its common shares for $193 million at an average share price of $2,017.34, or 92% of White Mountains’s December 31, 2025 book value per share. This included 64,064 shares repurchased under the self-tender offer in December. In the year ended December 31, 2025, White Mountains repurchased and retired 100,581 of its common shares for $203 million at an average share price of $2,013.67, or 92% of White Mountains’s December 31, 2025 book value per share.

Investments

The total consolidated portfolio return was 2.3% in the fourth quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.0% in the fourth quarter of 2025. The total consolidated portfolio return was -2.3% in the fourth quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was -0.4% in the fourth quarter of 2024.

The total consolidated portfolio return was 9.1% in the year ended December 31, 2025. Excluding MediaAlpha, the total consolidated portfolio return was 8.9% in the year ended December 31, 2025. The total consolidated portfolio return was 6.9% in the year ended December 31, 2024. Excluding MediaAlpha, the total consolidated portfolio return was 6.5% in the year ended December 31, 2024.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 2.0% in the quarter and 8.9% for the year. Absolute returns were solid in both periods but mixed versus benchmarks. Our short duration fixed income portfolio returned 1.1% in the quarter and 5.9% for the year, behind the Bloomberg Intermediate Aggregate Index returns of 1.4% and 7.5%. Excluding MediaAlpha, the equity portfolio returned 3.2% in the quarter and 13.0% for the year, compared to the S&P 500 Index returns of 2.7% and 17.9%. Equity results in both periods were driven primarily by our other long-term investments and the sale of our parent company common stock portfolio in the first half of 2025 to fund anticipated capital deployments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before February 27, 2026 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,917.9	$1,834.6	$1,565.1
Common equity securities	452.3	437.6	425.4
Short-term investments	866.6	745.4	601.4
Other long-term investments	689.7	676.5	547.8
Total investments	3,926.5	3,694.1	3,139.7
Cash (restricted $1.1, $8.0, $14.1)	104.8	289.9	141.2
Reinsurance recoverables	836.1	924.8	589.0
Insurance premiums receivable	848.4	1,149.7	768.6
Deferred acquisition costs	211.1	281.2	165.2
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	134.7	164.6	202.8
Total P&C Insurance and Reinsurance assets	6,354.1	6,796.8	5,299.0
Financial Guarantee (HG Global)
Fixed maturity investments	693.4	686.5	612.1
Short-term investments	90.8	56.2	55.5
Total investments	784.2	742.7	667.6
Cash	.1	.2	11.5
BAM surplus notes, at fair value	339.0	396.2	381.7
Insurance premiums receivable	11.4	7.7	4.4
Deferred acquisition costs	96.9	93.2	86.6
Other assets	5.2	26.1	27.6
Total Financial Guarantee assets	1,236.8	1,266.1	1,179.4
Asset Management (Kudu)
Short-term investments	21.9	24.6	27.9
Other long-term investments	1,291.4	1,214.4	1,014.0
Total investments	1,313.3	1,239.0	1,041.9
Cash	34.5	4.8	.6
Accrued investment income	25.3	24.2	18.0
Goodwill and other intangible assets	7.7	7.7	8.0
Other assets	21.5	23.1	39.9
Total Asset Management assets	1,402.3	1,298.8	1,108.4
Specialty Insurance Distribution (Distinguished)
Short-term investments	94.0	62.6	—
Total investments	94.0	62.6	—
Cash (restricted $0.1, $0.4, $0.0)	2.7	1.5	—
Premiums, commissions and fees receivable	45.7	42.2	—
Goodwill and other intangible assets	577.7	595.4	—
Other assets	15.3	12.0	—
Total Specialty Insurance Distribution assets	735.4	713.7	—
Other Operations
Fixed maturity investments	159.2	159.6	293.7
Common equity securities	30.7	—	224.6
Investment in MediaAlpha	231.2	203.2	201.6
Short-term investments	807.4	199.1	260.1
Other long-term investments	977.4	698.3	588.4
Total investments	2,205.9	1,260.2	1,568.4
Cash	42.8	41.0	37.6
Goodwill and other intangible assets	142.3	154.3	64.8
Other assets	181.9	146.5	75.8
Assets held for sale - Bamboo Group	—	662.0	585.7
Assets held for sale - Other	5.0	6.2	6.5
Total Other Operations assets	2,577.9	2,270.2	2,338.8
Total assets	$12,306.5	$12,345.6	$9,925.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,481.0	$2,477.9	$2,127.5
Unearned insurance premiums	1,026.1	1,427.6	853.3
Debt	159.7	159.7	154.5
Reinsurance payable	286.2	404.7	149.5
Contingent consideration	328.3	229.5	155.3
Other liabilities	247.2	249.0	224.7
Total P&C Insurance and Reinsurance liabilities	4,528.5	4,948.4	3,664.8
Financial Guarantee (HG Global)
Unearned insurance premiums	327.9	316.3	297.3
Debt	147.8	147.7	147.4
Other liabilities	23.8	24.5	19.4
Total Financial Guarantee liabilities	499.5	488.5	464.1
Asset Management (Kudu)
Debt	350.4	274.3	238.6
Other liabilities	96.5	85.0	78.1
Total Asset Management liabilities	446.9	359.3	316.7
Specialty Insurance Distribution (Distinguished)
Debt	140.8	148.7	—
Premiums and commissions payable	81.3	67.9	—
Other liabilities	85.0	59.4	—
Total Specialty Insurance Distribution liabilities	307.1	276.0	—
Other Operations
Loss and loss adjustment expense reserves	13.6	14.7	12.1
Unearned insurance premiums	9.6	9.5	29.0
Debt	38.3	35.4	22.0
Accrued incentive compensation	102.9	76.0	79.3
Other liabilities	101.4	104.1	33.0
Liabilities held for sale - Bamboo Group	—	312.3	167.7
Liabilities held for sale - Other	3.6	4.3	5.9
Total Other Operations liabilities	269.4	556.3	349.0
Total liabilities	6,051.4	6,628.5	4,794.6
Redeemable noncontrolling interests	131.5	132.4	—
Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	579.0	584.6	566.4
Retained earnings	4,845.6	4,183.0	3,919.0
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	.8	—	(1.7)
Total White Mountains’s common shareholders’ equity	5,425.4	4,767.6	4,483.7
Nonredeemable noncontrolling interests	698.2	817.1	647.3
Total equity	6,123.6	5,584.7	5,131.0
Total liabilities, redeemable noncontrolling interests and equity	$12,306.5	$12,345.6	$9,925.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024	September 30, 2024
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$5,425.4	$4,767.6	$4,483.7	$4,610.6
Book value per share denominator (in thousands of shares):
Common shares outstanding	2,479.7	2,575.2	2,568.1	2,568.1

Book value per share	$2,187.97	$1,851.33	$1,745.87	$1,795.31

Quarter-to-date change in book value per share, including dividends:	18.2%	2.6%	(2.8)%	4.3%
Year-to-date change in book value per share, including dividends:	25.4%	6.1%	5.5%	8.5%
	.
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$433.0	$414.5	$1,697.4	$1,587.8
Net investment income	29.5	24.2	106.5	90.7
Net realized and unrealized investment gains (losses)	26.2	(34.0)	124.6	50.1
Other revenues	4.5	12.7	15.3	22.3
Total P&C Insurance and Reinsurance revenues	493.2	417.4	1,943.8	1,750.9
Financial Guarantee (HG Global)
Earned insurance premiums	8.0	7.4	30.8	31.7
Net investment income	7.3	6.1	27.1	32.2
Net realized and unrealized investment gains (losses)	2.9	(19.6)	23.2	(11.5)
Interest income from BAM surplus notes	7.3	7.9	29.8	15.8
Change in fair value of BAM surplus notes	(37.5)	(15.3)	(37.5)	.5
Unrealized loss on deconsolidation of BAM	—	—	—	(114.5)
Other revenues	—	.1	.2	1.2
Total Financial Guarantee revenues	(12.0)	(13.4)	73.6	(44.6)
Asset Management (Kudu)
Net investment income	22.0	16.6	78.7	66.7
Net realized and unrealized investment gains (losses)	22.6	(26.2)	103.5	51.3
Other revenues	.2	.3	1.2	.8
Total Asset Management revenues	44.8	(9.3)	183.4	118.8
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	44.2	37.3	211.4	134.6
Earned insurance premiums	5.0	12.4	26.7	39.4
Other revenues	1.8	1.3	8.2	5.8
Total P&C Insurance Distribution revenues	51.0	51.0	246.3	179.8
Specialty Insurance Distribution (Distinguished)
Commission and fee revenues	42.6	—	56.7	—
Other revenues	.8	—	1.0	—
Total Specialty Insurance Distribution revenues	43.4	—	57.7	—
Other Operations
Earned insurance premiums	3.1	12.9	22.2	32.7
Net investment income	7.6	7.7	32.1	35.6
Net realized and unrealized investment gains (losses)	30.5	(3.4)	80.0	57.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	28.0	(121.7)	29.6	38.0
Commission and fee revenues	4.0	3.7	16.4	14.8
Net gain on sale of the Bamboo Group	849.3	—	849.3	—
Other revenues	60.9	13.1	200.6	56.8
Total Other Operations revenues	983.4	(87.7)	1,230.2	234.9
Total revenues	$1,603.8	$358.0	$3,735.0	$2,239.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$192.1	$211.8	$844.2	$855.8
Acquisition expenses	106.7	76.3	394.2	307.1
General and administrative expenses	51.0	54.4	205.1	208.4
Change in fair value of contingent consideration	98.8	13.8	173.0	61.3
Interest expense	4.2	4.5	17.1	19.5
Total P&C Insurance and Reinsurance expenses	452.8	360.8	1,633.6	1,452.1
Financial Guarantee (HG Global)
Acquisition expenses	2.1	1.9	8.0	8.2
General and administrative expenses	.5	.9	3.1	35.7
Interest expense	4.0	3.3	17.4	16.7
Total Financial Guarantee expenses	6.6	6.1	28.5	60.6
Asset Management (Kudu)
General and administrative expenses	5.6	4.9	17.9	15.4
Interest expense	7.3	5.4	25.9	22.1
Total Asset Management expenses	12.9	10.3	43.8	37.5
P&C Insurance Distribution (Bamboo)
Broker commission expenses	15.2	13.4	72.0	51.3
Loss and loss adjustment expenses	2.1	6.1	18.0	20.6
Acquisition expenses	1.7	4.4	9.7	14.1
General and administrative expenses	27.4	17.2	96.8	61.1
Interest expense	1.9	—	9.7	—
Total P&C Insurance Distribution expenses	48.3	41.1	206.2	147.1
Specialty Insurance Distribution (Distinguished)
Broker commission expenses	16.6	—	22.1	—
General and administrative expenses	36.8	—	47.0	—
Interest expense	3.8	—	5.1	—
Total Specialty Insurance Distribution expenses	57.2	—	74.2	—
Other Operations
Loss and loss adjustment expenses	1.2	4.0	20.0	12.1
Acquisition expenses	1.3	5.0	8.3	12.1
Cost of sales	46.6	7.4	151.8	29.6
General and administrative expenses	75.0	43.1	236.7	169.5
Interest expense	.9	.9	3.2	2.5
Total Other Operations expenses	125.0	60.4	420.0	225.8
Total expenses	702.8	478.7	2,406.3	1,923.1
Pre-tax income (loss)	901.0	(120.7)	1,328.7	316.7
Income tax (expense) benefit	(87.3)	(3.7)	(126.9)	(32.6)
Net income (loss)	813.7	(124.4)	1,201.8	284.1
Net (income) loss attributable to noncontrolling interests	22.1	(6.0)	(95.4)	(53.7)
Net income (loss) attributable to White Mountains’s common shareholders	$835.8	$(130.4)	$1,106.4	$230.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to White Mountains’s common shareholders	$835.8	$(130.4)	$1,106.4	$230.4
Other comprehensive income (loss), net of tax	1.2	(1.2)	3.7	(.1)
Comprehensive income (loss)	837.0	(131.6)	1,110.1	230.3
Other comprehensive (income) loss attributable to noncontrolling interests	(.4)	.5	(1.2)	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$836.6	$(131.1)	$1,108.9	$230.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Basic earnings (loss) per share	$327.23	$(50.78)	$430.14	$89.79
Diluted earnings (loss) per share	$327.23	$(50.78)	$430.14	$89.79
Dividends declared and paid per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo (1)	Distinguished	Other Operations	Total
Revenues:
Earned insurance premiums	$411.1	$21.9	$8.0	$—	$5.0	$—	$3.1	$449.1
Net investment income (2)	27.2	2.3	7.3	22.0	.6	.8	7.6	67.8
Net realized and unrealized investment gains (losses) (2)	26.1	.1	2.9	22.6	.1	—	30.5	82.3
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	28.0	28.0
Interest income from BAM surplus notes	—	—	7.3	—	—	—	—	7.3
Change in fair value of BAM surplus notes	—	—	(37.5)	—	—	—	—	(37.5)
Commission and fee revenues	—	—	—	—	44.2	42.6	4.0	90.8
Net gain on sale of the Bamboo Group	—	—	—	—	—	—	849.3	849.3
Other revenues	4.5	—	—	.2	1.1	—	60.9	66.7
Total revenues	468.9	24.3	(12.0)	44.8	51.0	43.4	983.4	1,603.8
Expenses:
Loss and loss adjustment expenses	190.8	1.3	—	—	2.1	—	1.2	195.4
Acquisition expenses	99.1	7.6	2.1	—	1.7	—	1.3	111.8
Cost of sales	—	—	—	—	—	—	46.6	46.6
Broker commission expenses	—	—	—	—	15.2	16.6	—	31.8
General and administrative expenses	51.0	—	.5	5.6	27.4	36.8	75.0	196.3
Change in fair value of contingent consideration	98.8	—	—	—	—	—	—	98.8
Interest expense	4.2	—	4.0	7.3	1.9	3.8	.9	22.1
Total expenses	443.9	8.9	6.6	12.9	48.3	57.2	125.0	702.8
Pre-tax income (loss)	$25.0	$15.4	$(18.6)	$31.9	$2.7	$(13.8)	$858.4	$901.0
(1) Bamboo’s results are from October 1, 2025 through December 5, 2025, the date of sale.
(2) Net investment income and net realized and unrealized investment gains (losses) for both Bamboo and Distinguished are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2024	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$389.3	$25.2	$7.4	$—	$12.4	$12.9	$447.2
Net investment income (1)	21.8	2.4	6.1	16.6	.7	7.7	55.3
Net realized and unrealized investment gains (losses) (1)	(34.0)	—	(19.6)	(26.2)	(.6)	(3.4)	(83.8)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(121.7)	(121.7)
Interest income from BAM surplus notes	—	—	7.9	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	(15.3)	—	—	—	(15.3)
Commission and fee revenues	—	—	—	—	37.3	3.7	41.0
Other revenues	12.7	—	.1	.3	1.2	13.1	27.4
Total revenues	389.8	27.6	(13.4)	(9.3)	51.0	(87.7)	358.0
Expenses:
Loss and loss adjustment expenses	195.5	16.3	—	—	6.1	4.0	221.9
Acquisition expenses	71.0	5.3	1.9	—	4.4	5.0	87.6
Cost of sales	—	—	—	—	—	7.4	7.4
Broker commission expenses	—	—	—	—	13.4	—	13.4
General and administrative expenses	54.4	—	.9	4.9	17.2	43.1	120.5
Change in fair value of contingent consideration	13.8	—	—	—	—	—	13.8
Interest expense	4.5	—	3.3	5.4	—	.9	14.1
Total expenses	339.2	21.6	6.1	10.3	41.1	60.4	478.7
Pre-tax income (loss)	$50.6	$6.0	$(19.5)	$(19.6)	$9.9	$(148.1)	$(120.7)
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Year Ended December 31, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo (1)	Distinguished (2)	Other Operations	Total
Revenues:
Earned insurance premiums	$1,612.8	$84.6	$30.8	$—	$26.7	$—	$22.2	$1,777.1
Net investment income (3)	97.4	9.1	27.1	78.7	2.6	1.0	32.1	248.0
Net realized and unrealized investment gains (losses) (3)	124.6	—	23.2	103.5	.6	—	80.0	331.9
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	29.6	29.6
Interest income from BAM surplus notes	—	—	29.8	—	—	—	—	29.8
Change in fair value of BAM surplus notes	—	—	(37.5)	—	—	—	—	(37.5)
Commission and fee revenues	—	—	—	—	211.4	56.7	16.4	284.5
Net gain on sale of the Bamboo Group	—	—	—	—	—	—	849.3	849.3
Other revenues	15.3	—	.2	1.2	5.0	—	200.6	222.3
Total revenues	1,850.1	93.7	73.6	183.4	246.3	57.7	1,230.2	3,735.0
Expenses:
Loss and loss adjustment expenses	818.8	25.4	—	—	18.0	—	20.0	882.2
Acquisition expenses	371.1	23.1	8.0	—	9.7	—	8.3	420.2
Cost of sales	—	—	—	—	—	—	151.8	151.8
Broker commission expenses	—	—	—	—	72.0	22.1	—	94.1
General and administrative expenses	205.0	.1	3.1	17.9	96.8	47.0	236.7	606.6
Change in fair value of contingent consideration	173.0	—	—	—	—	—	—	173.0
Interest expense	17.1	—	17.4	25.9	9.7	5.1	3.2	78.4
Total expenses	1,585.0	48.6	28.5	43.8	206.2	74.2	420.0	2,406.3
Pre-tax income (loss)	$265.1	$45.1	$45.1	$139.6	$40.1	$(16.5)	$810.2	$1,328.7
(1) Bamboo’s results are from January 1, 2025 through December 5, 2025, the date of sale.
(2) Distinguished’s results are from September 2, 2025, the date of acquisition, through December 31, 2025.
(3) Net investment income and net realized and unrealized investment gains (losses) for both Bamboo and Distinguished are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Year Ended December 31, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$1,499.8	$88.0	$28.9	$2.8	$—	$39.4	$32.7	$1,691.6
Net investment income (1)	79.4	11.3	23.4	8.8	66.7	2.2	35.6	227.4
Net realized and unrealized investment gains (losses) (1)	50.1	—	(6.4)	(5.1)	51.3	—	57.0	146.9
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	38.0	38.0
Interest income (expense) from BAM surplus notes	—	—	29.0	(13.2)	—	—	—	15.8
Change in fair value of BAM surplus notes	—	—	.5	—	—	—	—	.5
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	—	134.6	14.8	149.4
Other revenues	22.3	—	.1	1.1	.8	3.6	56.8	84.7
Total revenues	1,651.6	99.3	(39.0)	(5.6)	118.8	179.8	234.9	2,239.8
Expenses:
Loss and loss adjustment expenses	825.9	29.9	—	—	—	20.6	12.1	888.5
Acquisition expenses	283.9	23.2	7.8	.4	—	14.1	12.1	341.5
Cost of sales	—	—	—	—	—	—	29.6	29.6
Broker commission expenses	—	—	—	—	—	51.3	—	51.3
General and administrative expenses	208.3	.1	2.2	33.5	15.4	61.1	169.5	490.1
Change in fair value of contingent consideration	61.3	—	—	—	—	—	—	61.3
Interest expense	19.5	—	16.7	—	22.1	—	2.5	60.8
Total expenses	1,398.9	53.2	26.7	33.9	37.5	147.1	225.8	1,923.1
Pre-tax income (loss)	$252.7	$46.1	$(65.7)	$(39.5)	$81.3	$32.7	$9.1	$316.7
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended December 31, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$268.0	$.5	$(.5)	$268.0
Net written premiums	$217.8	$.5	$—	$218.3
Net earned premiums	$411.1	$21.9	$—	$433.0

Insurance expenses:
Loss and loss adjustment expenses	$190.8	$1.3	$—	$192.1
Acquisition expenses	99.1	7.6	—	106.7
Other underwriting expenses (1)	35.5	—	—	35.5
Total insurance expenses	$325.4	$8.9	$—	$334.3

Insurance ratios:
Loss and loss adjustment expenses	46.4%	5.9%	—%	44.4%
Acquisition expenses	24.1	34.7	—	24.6
Other underwriting expenses	8.6	—	—	8.2
Combined Ratio	79.1%	40.6%	—%	77.2%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended December 31, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$264.3	$4.5	$(4.5)	$264.3
Net written premiums	$234.4	$4.5	$—	$238.9
Net earned premiums	$389.3	$25.2	$—	$414.5

Insurance expenses:
Loss and loss adjustment expenses	$195.5	$16.3	$—	$211.8
Acquisition expenses	71.0	5.3	—	76.3
Other underwriting expenses (1)	32.2	—	—	32.2
Total insurance expenses	$298.7	$21.6	$—	$320.3

Insurance ratios:
Loss and loss adjustment expense	50.2%	64.7%	—%	51.1%
Acquisition expense	18.2	21.0	—	18.4
Other underwriting expense	8.3	—	—	7.8
Combined Ratio	76.7%	85.7%	—%	77.3%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Year Ended December 31, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$2,557.2	$84.2	$(84.2)	$2,557.2
Net written premiums	$1,727.4	$84.2	$—	$1,811.6
Net earned premiums	$1,612.8	$84.6	$—	$1,697.4

Insurance expenses:
Loss and loss adjustment expenses	$818.8	$25.4	$—	$844.2
Acquisition expenses	371.1	23.1	—	394.2
Other underwriting expenses (1)	143.9	—	—	143.9
Total insurance expenses	$1,333.8	$48.5	$—	$1,382.3

Insurance ratios:
Loss and loss adjustment expense	50.8%	30.0%	—%	49.7%
Acquisition expense	23.0	27.3	—	23.2
Other underwriting expense	8.9	—	—	8.5
Combined Ratio	82.7%	57.3%	—%	81.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Year Ended December 31, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$2,207.0	$86.5	$(86.5)	$2,207.0
Net written premiums	$1,592.6	$86.5	$—	$1,679.1
Net earned premiums	$1,499.8	$88.0	$—	$1,587.8

Insurance expenses:
Loss and loss adjustment expenses	$825.9	$29.9	$—	$855.8
Acquisition expenses	283.9	23.2	—	307.1
Other underwriting expenses (1)	136.1	—	—	136.1
Total insurance expenses	$1,245.9	$53.1	$—	$1,299.0

Insurance ratios:
Loss and loss adjustment expense	55.1%	34.0%	—%	53.9%
Acquisition expense	18.9	26.3	—	19.3
Other underwriting expense	9.1	—	—	8.6
Combined Ratio	83.1%	60.3%	—%	81.8%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
HG Global	2025		2024		2025		2024
Par value assumed:
Par value of primary market policies assumed (1)		$858.2		$853.7		$2,718.2		$2,614.0
Par value of secondary market policies assumed (1)	103.6		86.4		451.8		338.4
Total par value of policies assumed		$961.8		$940.1		$3,170.0		$2,952.4

Reinsurance premiums:
Gross written premiums from primary market		$14.0		$13.2		$43.4		$36.7
Gross written premiums from secondary market	5.6		4.7		18.0		15.7
Total gross written premiums	19.6		17.9		61.4		52.4
Ceding commission paid	5.8		5.3		18.3		15.4
Total gross written premiums net of ceding commission paid		$13.8		$12.6		$43.1		$37.0

Earned premiums		$8.0		$7.4		$30.8		$28.9

Pricing:
Gross pricing from primary market	163	bps	155	bps	160	bps	140	bps
Gross pricing from secondary market	541	bps	544	bps	398	bps	464	bps
Total gross pricing	204	bps	190	bps	194	bps	177	bps

Total pricing net of ceding commission paid	143	bps	134	bps	136	bps	125	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of December 31, 2025	As of September 30, 2025	As of December 31, 2024
Unearned premiums	$327.9	$316.3	$297.3
Deferred acquisition costs	96.9	93.2	86.6
Unearned premiums, net of deferred acquisition costs	$231.0	$223.1	$210.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2024	Three Months Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2025
Net investment income (1)	$16.6	$22.0	$66.7	$78.7
Net realized and unrealized investment gains (losses)	(26.2)	22.6	51.3	103.5
Other revenues	.3	.2	.8	1.2
Total revenues	(9.3)	44.8	118.8	183.4
General and administrative expenses	4.9	5.6	15.4	17.9
Interest expense	5.4	7.3	22.1	25.9
Total expenses	10.3	12.9	37.5	43.8
GAAP pre-tax income (loss)	(19.6)	31.9	81.3	139.6
Income tax (expense) benefit	1.5	(11.7)	(16.8)	(24.2)
GAAP net income (loss)	(18.1)	20.2	64.5	115.4

Add back:
Interest expense	5.4	7.3	22.1	25.9
Income tax expense (benefit)	(1.5)	11.7	16.8	24.2
Depreciation expense	—	.1	.1	.2
Amortization of other intangible assets	.1	.1	.3	.3
EBITDA	(14.1)	39.4	103.8	166.0

Exclude:
Net realized and unrealized investment (gains) losses	26.2	(22.6)	(51.3)	(103.5)
Non-cash equity-based compensation expense	.3	.5	.3	.5
Transaction expenses	1.4	.9	1.7	1.9
Adjusted EBITDA	$13.8	$18.2	$54.5	$64.9

Adjustment to annualize partial year revenues from participation contracts acquired				7.4
Adjustment to remove partial year revenues from participation contracts sold				(1.9)
Annualized adjusted EBITDA				$70.4

GAAP net investment income (1)				$78.7
Adjustment to annualize partial year revenues from participation contracts acquired				7.4
Adjustment to remove partial year revenues from participation contracts sold				(1.9)
Annualized revenue				$84.2

Net equity capital drawn				$473.8
Debt capital drawn				358.3
Total net capital drawn and invested (2)				$832.1

GAAP net investment income revenue yield				9.5%

Cash revenue yield				10.1%

Return on equity				13.2%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Kudu	2025	2024	2025	2024
Beginning balance of Kudu’s participation contracts (1)	$1,208.2	$930.6	$1,008.4	$890.5
Contributions to participation contracts (2)	82.4	103.3	201.7	103.5
Proceeds from participation contracts sold (2)(3)	(28.2)	—	(28.2)	(37.5)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (4)	(2.3)	—	7.6	(6.3)
Net unrealized investment gains (losses) on participation contracts - all other (5)	24.9	(25.5)	95.5	58.2
Ending balance of Kudu’s participation contracts (6)	$1,285.0	$1008.4	$1,285.0	$1,008.4
(1) As of September 30, 2025, September 30, 2024, December 31, 2024 and December 31, 2023 Kudu’s other long-term investments also include $6.2, $6.2, $5.6 and $5.8 related to a private debt instrument.
(2) Includes $6.6 of non-cash contributions to (proceeds from) participation contracts for the three months and year ended December 31, 2025.
(3) Includes $28.1 of proceeds receivable from participation contracts sold during the year ended December 31, 2024.
(4) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(5) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(6) As of December 31, 2025 and 2024, Kudu’s other long-term investments also include $6.4 and $5.6 related to a private debt instrument.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended December 31, 2024	October 1, 2025 - December 5, 2025	Year Ended December 31, 2024	January 1, 2025 - December 5, 2025
Commission and fee revenues	$37.3	$44.2	$134.6	$211.4
Earned insurance premiums	12.4	5.0	39.4	26.7
Other revenues	1.3	1.8	5.8	8.2
Total revenues	51.0	51.0	179.8	246.3
Broker commission expenses	13.4	15.2	51.3	72.0
Loss and loss adjustment expenses	6.1	2.1	20.6	18.0
Acquisition expenses	4.4	1.7	14.1	9.7
General and administrative expenses	17.2	27.4	61.1	96.8
Interest expense	—	1.9	—	9.7
Total expenses	41.1	48.3	147.1	206.2
GAAP pre-tax income (loss)	9.9	2.7	32.7	40.1
Income tax (expense) benefit	(2.7)	(2.8)	(6.9)	(12.0)
GAAP net income (loss)	7.2	(.1)	25.8	28.1

Exclude:
Net (income) loss, Bamboo captive	.9	(1.7)	(1.0)	1.0
MGA net income (loss)	8.1	(1.8)	24.8	29.1

Add back:
Interest expense	—	1.9	—	9.7
Income tax expense (benefit)	2.7	2.8	6.9	12.0
Depreciation expense	.2	—	.3	1.4
Amortization of other intangible assets	4.0	—	16.4	12.0
MGA EBITDA	15.0	2.9	48.4	64.2

Exclude:
Non-cash equity-based compensation expense	.6	13.3	1.6	19.8
Software implementation expenses	.5	1.5	1.9	4.3
Restructuring expenses	.1	—	.8	2.3
Transaction expenses	—	.1	—	.8
MGA adjusted EBITDA	$16.2	$17.8	$52.7	$91.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Distinguished	Three Months Ended December 31, 2025	September 2, 2025 - December 31, 2025
Commission and fee revenues	$42.6	$56.7
Other revenues	.8	1.0
Total revenues	43.4	57.7
Broker commission expenses	16.6	22.1
General and administrative expenses	36.8	47.0
Interest expense	3.8	5.1
Total expenses	57.2	74.2
GAAP pre-tax income (loss)	(13.8)	(16.5)
Income tax (expense) benefit	2.6	2.6
GAAP net income (loss)	(11.2)	(13.9)

Exclude:
Net (income) loss, GrowthCo	8.7	9.8
ScaleCo net income (loss)	(2.5)	(4.1)

Add back:
Interest expense	3.8	5.1
Income tax expense (benefit)	(2.6)	(2.6)
Depreciation expense	.1	.2
Amortization of other intangible assets	7.8	7.8
ScaleCo EBITDA	6.6	6.4

Exclude:
Non-cash equity-based compensation expense	1.4	2.2
Transaction expenses	.5	.5
ScaleCo adjusted EBITDA	$8.5	$9.1

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss).

The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

Millions	October 1, 2025 - December 5, 2025	Three Months Ended December 31, 2024	January 1, 2025 - December 5, 2025	Year Ended December 31, 2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$2.7	$9.9	$40.1	$32.7
Remove pre-tax (income) loss, Bamboo captive	(1.7)	.9	1.0	(1.0)
MGA pre-tax income (loss)	$1.0	$10.8	$41.1	$31.7

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses, (iii) restructuring expenses and (iv) transaction expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities.
•Transaction expenses - Represents costs directly related to transaction activities at Bamboo, which are not capitalized and are expensed under GAAP.
White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 22 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Distinguished’s ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA are non-GAAP financial measures.

ScaleCo net income (loss) is a non-GAAP financial measure that excludes the results of the GrowthCo vertical, which is consolidated under GAAP, from Distinguished’s consolidated GAAP net income (loss).

ScaleCo EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to ScaleCo net income (loss).

ScaleCo adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those items added back to calculate ScaleCo EBITDA. The items relate to (i) non-cash equity-based compensation expense and (ii) transaction expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Distinguished’s management compensation that are settled with equity units in Distinguished.
•Transaction expenses - Represents costs directly related to transaction activities at Distinguished, which are not capitalized and are expensed under GAAP.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Distinguished’s performance. White Mountains also believes that excluding the results of the GrowthCo vertical, which Distinguished views as an investment in start-up programs, is useful to understanding the performance of Distinguished’s established programs. See page 23 for the reconciliation of Distinguished’s consolidated GAAP net income (loss) to ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total consolidated portfolio return	2.3%	(2.3)%	9.1%	6.9%
Remove MediaAlpha	(0.3)	1.9	(0.2)	(0.4)
Total consolidated portfolio return excluding MediaAlpha	2.0%	(0.4)%	8.9%	6.5%

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Total equity portfolio return	3.9%	13.1%
Remove MediaAlpha	(0.7)	(0.1)
Total equity portfolio return excluding MediaAlpha	3.2%	13.0%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2024 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.